Green Dot Reports Fourth Quarter 2013 Non-GAAP Revenue Growth of 5%, Forecasts Accelerated Growth in 2014
Ends the year with $582 million in non-GAAP revenues, $103 million in adjusted EBITDA, and $1.15 in non-GAAP EPS
Pasadena, CA - January 30, 2014 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the fourth quarter ended December 31, 2013.
As previously guided by management, quarterly results reflected heavy investments made into several large scale growth initiatives, including new distribution. Despite this, for the fourth quarter of 2013, Green Dot reported accelerated growth of 5% year-over-year in non-GAAP total operating revenues1 to $144.9 million and non-GAAP diluted earnings per share1 of $0.18. GAAP results for the fourth quarter were $142.3 million in total operating revenues and $0.02 in diluted earnings per share.
Net cash provided by operating activities for the year was $121.3 million, a 19% increase versus the comparable period last year.
“We ended 2013 with both non-GAAP revenues and adjusted EBITDA 11% higher than the midpoint of our original guidance at the beginning of the year. Despite perhaps the most challenging year in our company’s history, we’re pleased to have delivered our twelfth straight year of revenue growth. In fact, Green Dot has grown non-GAAP revenues by 82% and generated cash from operations of nearly $346 million since our IPO just three and a half years ago. Our performance in this quarter and over many years exemplifies the consumer value proposition of our products and the strength of the Green Dot brand. Additionally, we are upbeat about our prospects for growth in 2014 given the previously announced large scale distribution expansion for our Green Dot family of brands, the new product initiatives at Walmart and our growing presence in the Financial Service Center channel. Given all of this, we are excited about our company’s future opportunities,” said Green Dot Chairman and Chief Executive Officer, Steve Streit.
GAAP financial results for the fourth quarter of 2013 compared to the fourth quarter of 2012:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 4% to $142.3 million for the fourth quarter of 2013 from $137.3 million for the fourth quarter of 2012

•	GAAP net income was $1.0 million for the fourth quarter of 2013 versus $10.4 million for the fourth quarter of 2012

•	GAAP basic and diluted earnings per common share were both $0.02 for the fourth quarter of 2013 versus $0.24 in each case for the fourth quarter of 2012

•	GAAP results include an impairment charge of $3.4 million ($2.5 million net of tax) for a write-down of capitalized internal-use software
Non-GAAP financial results for the fourth quarter of 2013 compared to the fourth quarter of 2012:1

•	Non-GAAP total operating revenues[1] increased 5% to $144.9 million for the fourth quarter of 2013 from $138.6 million for the fourth quarter of 2012

•	Non-GAAP net income[1] was $8.3 million for the fourth quarter of 2013 versus $13.7 million for the fourth quarter of 2012

•	Non-GAAP diluted earnings per share[1] was $0.18 for the fourth quarter of 2013 versus $0.31 for the fourth quarter of 2012

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $17.6 million for the fourth quarter of 2013 versus $25.0 million for the fourth quarter of 2012

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2013				2012
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.44	11.43	11.32	11.25	11.04	10.52	10.14	10.09
Number of active cards at quarter end	4.49	4.41	4.39	4.49	4.37	4.42	4.44	4.69
Gross dollar volume	$4,405	$4,396	$4,425	$5,072	$4,279	$4,070	$3,980	$4,823
Purchase volume	$3,298	$3,259	$3,248	$3,582	$3,233	$2,966	$2,943	$3,487
Outlook for 2014
Green Dot has provided its outlook for 2014. Green Dot’s outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual re sults to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2014, Green Dot expects full year non-GAAP total operating revenues2 to be between $640 million and $650 million, representing a projected growth range of 10% to 12% over 2013. Adjusted EBITDA2 is forecast to be between $114 million and $118 million, representing a projected growth range of 11% to 15% over 2013. Full-year non-GAAP diluted EPS2 is forecast to be between $1.22 and $1.28.
Conference Call
The Company will host a conference call to discuss fourth quarter 2013 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10039818. The replay of the webcast will be available until Thursday, February 6, 2013. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2014 guidance, including all the statements under "Outlook for 2014," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of January 30, 2014, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; and impairment charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2014 guidance for non-GAAP total operating revenues, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.

About Green Dot
Green Dot Corporation is a technology-centric, pro-consumer Bank Holding Company with a mission to reinvent personal banking for the masses. The company is the largest provider of prepaid debit card products and prepaid card reloading services in the United States, as well as a leader in mobile banking with its GoBank mobile bank account offering. Green Dot Corporation products are available to consumers at more than 90,000 retailers nationwide, online and via the leading app stores. The company is headquartered in Pasadena, California with its bank subsidiary, Green Dot Bank, located in Provo, Utah.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$423,498	$293,590
Federal funds sold	123	3,001
Investment securities available-for-sale, at fair value	116,159	115,244
Settlement assets	37,004	36,127
Accounts receivable, net	48,161	40,441
Prepaid expenses and other assets	27,332	31,952
Income tax receivable	15,573	7,386
Net deferred tax assets	—	2,478
Total current assets	667,850	530,219
Restricted cash	2,970	634
Investment securities, available-for-sale, at fair value	82,585	68,543
Accounts receivable, net	5,913	10,931
Loans to bank customers, net of allowance for loan losses of $464 and $475 as of December 31, 2013 and December 31, 2012, respectively	6,902	7,552
Prepaid expenses and other assets	1,081	1,530
Property and equipment, net	60,473	58,376
Deferred expenses	15,439	12,510
Net deferred tax assets	3,362	4,629
Goodwill and intangible assets	30,676	30,804
Total assets	$877,251	$725,728
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,940	$31,411
Deposits	219,580	198,451
Obligations to customers	66,613	46,156
Settlement obligations	4,839	3,639
Amounts due to card issuing banks for overdrawn accounts	49,930	50,724
Other accrued liabilities	36,491	29,469
Deferred revenue	24,517	19,557
Net deferred tax liabilities	3,716	—
Total current liabilities	440,626	379,407
Other accrued liabilities	34,076	18,557
Deferred revenue	300	—
Total liabilities	475,002	397,964

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized and 7 shares issued and outstanding as of December 31, 2013 and December 31, 2012	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2013 and 2012; 37,729 and 31,798 shares issued and outstanding as of December 31, 2013 and 2012, respectively	38	31
Class B convertible common stock, $0.001 par value, 0 and 100,000 shares authorized as of December 31, 2013 and 2012, respectively; 0 and 4,197 shares issued and outstanding as of December 31, 2013 and 2012, respectively	–	4
Additional paid-in capital	199,251	158,656
Retained earnings	203,000	168,960
Accumulated other comprehensive (loss) income	(47)	106
Total stockholders’ equity	402,249	327,764
Total liabilities and stockholders’ equity	$877,251	$725,728

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$56,465	$53,113	$227,227	$224,745
Cash transfer revenues	46,198	43,511	183,359	165,232
Interchange revenues	42,216	41,944	171,757	164,559
Stock-based retailer incentive compensation	(2,559)	(1,266)	(8,722)	(8,251)
Total operating revenues	142,320	137,302	573,621	546,285
Operating expenses:
Sales and marketing expenses	58,471	52,354	218,370	209,870
Compensation and benefits expenses	31,990	31,856	127,287	114,930
Processing expenses	25,678	18,777	89,856	77,445
Other general and administrative expenses	25,717	19,825	88,976	71,900
Total operating expenses	141,856	122,812	524,489	474,145
Operating income	464	14,490	49,132	72,140
Interest income	966	947	3,440	4,074
Interest expense	(17)	(14)	(72)	(76)
Income before income taxes	1,413	15,423	52,500	76,138
Income tax expense	377	5,053	18,460	28,919
Net income	1,036	10,370	34,040	47,219
Income attributable to preferred stock	(160)	(1,664)	(5,360)	(7,599)
Net income allocated to common stockholders	$876	$8,706	$28,680	$39,620
Basic earnings per common share:
Class A common stock	$0.02	$0.24	$0.78	$1.11
Class B common stock	$—	$0.24	$0.78	$1.11
Basic weighted-average common shares issued and outstanding:
Class A common stock	36,886	30,236	33,272	29,698
Class B common stock	—	4,554	2,603	4,801
Diluted earnings per common share:
Class A common stock	$0.02	$0.24	$0.76	$1.07
Class B common stock	$—	$0.24	$0.76	$1.07
Diluted weighted-average common shares issued and outstanding:
Class A common stock	38,265	35,856	37,156	35,933
Class B common stock	—	5,590	2,603	6,150

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
	2013	2012
	(In thousands)
Operating activities
Net income	$34,040	$47,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,099	18,131
Provision for uncollectible overdrawn accounts	47,273	62,345
Employee stock-based compensation	14,703	12,734
Stock-based retailer incentive compensation	8,722	8,251
Amortization of premium on available-for-sale investment securities	778	1,188
Realized gains on investment securities	(13)	(11)
Recovery of uncollectible trade receivables	(23)	(359)
Impairment of capitalized software	5,216	1,029
Deferred income tax expense	5,464	5,792
Excess tax benefits from exercise of options	(2,748)	(2,738)
Changes in operating assets and liabilities:
Accounts receivable, net	(49,952)	(66,099)
Prepaid expenses and other assets	5,069	(21,325)
Deferred expenses	(2,929)	94
Accounts payable and other accrued liabilities	27,528	31,475
Amounts due issuing bank for overdrawn accounts	(794)	7,571
Deferred revenue	5,260	(1,962)
Income tax receivable	(3,349)	(1,307)
Net cash provided by operating activities	121,344	102,028

Investing activities
Purchases of available-for-sale investment securities	(274,072)	(271,869)
Proceeds from maturities of available-for-sale securities	173,135	37,563
Proceeds from sales of available-for-sale securities	84,969	81,474
(Increase) decrease in restricted cash	(2,336)	12,292
Payments for acquisition of property and equipment	(35,742)	(40,441)
Net principal collections on loans	650	2,484
Acquisitions, net of cash acquired	—	(31,823)
Net cash used in investing activities	(53,396)	(210,320)

Financing activities
Proceeds from exercise of options	14,425	3,550
Excess tax benefits from exercise of options	2,748	2,738
Net decrease in deposits	21,129	159,494
Net increase in obligations to customers	20,780	13,668
Net cash provided by financing activities	59,082	179,450

Net increase in unrestricted cash, cash equivalents, and federal funds sold	127,030	71,158
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	296,591	225,433
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$423,621	$296,591

Cash paid for interest	$7	$98
Cash paid for income taxes	$10,266	$28,203

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands)
Total operating revenues	$142,320	$137,302	$573,621	$546,285
Stock-based retailer incentive compensation (2)(3)	2,559	1,266	8,722	8,251
Non-GAAP total operating revenues	$144,879	$138,568	$582,343	$554,536
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Net income	$1,036	$10,370	$34,040	$47,219
Employee stock-based compensation expense, net of tax (4)	2,954	2,483	9,533	7,897
Stock-based retailer incentive compensation, net of tax (2)	1,876	851	5,655	5,117
Impairment charges, net of tax (6)	2,464	—	2,179	—
Non-GAAP net income	$8,330	$13,704	$51,407	$60,233
Diluted earnings per share*
GAAP	$0.02	$0.24	$0.76	$1.07
Non-GAAP	$0.18	$0.31	$1.15	$1.37
Diluted weighted-average shares issued and outstanding**
GAAP	38,265	35,856	37,156	35,933
Non-GAAP	45,781	43,814	44,837	44,056

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands)
Diluted weighted-average shares issued and outstanding*	38,265	35,856	37,156	35,933
Assumed conversion of weighted-average shares of preferred stock	6,859	6,859	6,859	6,859
Weighted-average shares subject to repurchase	657	1,099	822	1,264
Non-GAAP diluted weighted-average shares issued and outstanding	45,781	43,814	44,837	44,056

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands)
Stock outstanding as of December 31:
Class A common stock	37,729	31,442	37,729	31,442
Class B common stock	—	4,553	—	4,553
Preferred stock (on an as-converted basis)	6,859	6,859	6,859	6,859
Total stock outstanding as of December 31:	44,588	42,854	44,588	42,854
Weighting adjustment	(186)	(106)	(1,032)	(212)
Dilutive potential shares:
Stock options	1,151	1,036	1,078	1,349
Restricted stock units	226	23	203	43
Employee stock purchase plan	2	7	—	22
Non-GAAP diluted weighted-average shares issued and outstanding	45,781	43,814	44,837	44,056
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands)
Net income	$1,036	$10,370	$34,040	$47,219
Net interest income	(949)	(933)	(3,368)	(3,998)
Income tax expense	377	5,053	18,460	28,919
Depreciation and amortization	7,193	5,566	27,099	18,131
Employee stock-based compensation expense (3)(4)	4,029	3,693	14,703	12,734
Stock-based retailer incentive compensation (2)(3)	2,559	1,266	8,722	8,251
Impairment charges (6)	3,360	$—	3,360	$—
Adjusted EBITDA	$17,605	$25,015	$103,016	$111,256
Non-GAAP total operating revenues	$144,879	$138,568	$582,343	$554,536
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	12.2%	18.1%	17.7%	20.1%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$629	$639
Stock-based retailer incentive compensation (2)*	11	11
Non-GAAP total operating revenues	$640	$650

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2014 of the Company's Class A common stock at $25.15 per share, our market price on the last trading day of the fourth quarter 2013. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$38	$41
Adjustments (5)	76	77
Adjusted EBITDA	$114	$118

Non-GAAP total operating revenues	$650	$640
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	18%	18%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions, except per share data)
Net income	$38	$41
Adjustments (5)	17	17
Non-GAAP net income	$55	$58
Diluted earnings per share*
GAAP	$1.00	$1.08
Non-GAAP	$1.22	$1.28
Diluted weighted-average shares issued and outstanding**
GAAP	38	38
Non-GAAP	45	45

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	38	38
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	45	45

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $4.0 million and $3.7 million for the three months ended December 31, 2013 and 2012, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense and impairment charges, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).

(6)
The Company may incur impairment charges associated with capitalized internal-use software, intangible assets and goodwill. These charges reflect adjustments to the carrying value of these assets to their estimated fair value. The Company excludes significant impairment charges from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of the ongoing operating results.